Exhibit 99.1

CNX Gas Reports Record Third Quarter Results;

Net Income Doubles to a Record $67.4 million;

Production Rises By 38% to a Record 19.7 Bcf;

2008 and 2009 Production Guidance Raised

Pittsburgh, PA (October 22, 2008) – CNX Gas Corporation (NYSE: CXG), the leading E&P company in the Appalachian Basin, reported record net income for the quarter ended September 30, 2008 of $67.4 million, or $0.45 per diluted share. This is more than double the net income of $31.3 million, or $0.21 per diluted share, for the quarter ended September 30, 2007, and the highest quarterly net income in the company’s history.

Gas production net of royalty and line loss was also a record, at 19.7 billion cubic feet (Bcf), or 213.7 million cubic feet (MMcf) per day, for the quarter ended September 30, 2008. This was 38% higher than the 14.3 Bcf, or 156.0 MMcf per day, for the quarter ended September 30, 2007. It was also 5% higher than the 18.8 Bcf produced in the June 2008 quarter.

Nicholas J. DeIuliis, president and chief executive officer, said, “CNX Gas had an outstanding quarter, delivering record results that reflect the continuing growth of our CBM program, the strong early results of our shale program, and the benefits of our exploration program. Our net income and production in the third quarter were the highest in our three-year history and significantly higher than the year-earlier quarter. Also, our employees continued to work without a lost-time accident.

“In these times of economic uncertainty, CNX Gas is in a terrific position. We now anticipate, due to increased operating and capital efficiencies, of investing $515 million in our business in 2008. Our earlier capital expenditure guidance had been $552 million. Concurrently, we are raising 2008 production guidance, to 74 Bcf. In looking ahead to 2009, we estimate that we can now grow production by 15% to 85 Bcf. With current NYMEX pricing, and with nearly one-half of our production hedged at $9.74 per Mcf, we anticipate being able to fund this 2009 growth entirely through cash flow from operations. This combination may make us unique in the E&P industry.”

At September 30, 2008, the company had cash on hand of $3.1 million, while $58.2 million was drawn on its credit facility. Capital expenditures for the quarter were $170.4 million and quarterly return on capital employed was 24%, on an annualized after-tax basis.

TABLE 1

FINANCIAL AND OPERATIONAL RESULTS - Period-To-Period

	Quarter Ended Sept. 30, 2008	Quarter Ended Sept. 30, 2007	Nine Months Ended Sept. 30, 2008	Nine Months Ended Sept. 30, 2007
Total Revenue and Other Income	$216.9	$110.7	$583.4	$359.7
Net Income	$67.4	$31.3	$181.6	$105.8
Earnings per Share – Diluted	$0.45	$0.21	$1.20	$0.70
Net Cash from Operating Activities	$120.1	$70.5	$306.9	$211.1
EBITDA	$135.7	$64.8	$356.4	$208.8
EBIT	$117.9	$52.6	$306.1	$172.5
Total Period Production (Bcf)	19.7	14.3	54.3	43.4
Average Daily Production (MMcf)	213.7	156.0	198.2	159.0
Capital Expenditures	$170.4	$73.2	$406.2	$265.1

Financial results are in millions of dollars except per share amounts. Production results are net of royalties.

The average price realized for the company’s gas production was $9.73 per Mcf for the quarter ended September 30, 2008, or $2.86 higher than the $6.87 per Mcf received for the quarter ended September 30, 2007.

Unit costs for company production, exclusive of royalties, were $4.02 per Mcf in the just-ended quarter, or 16% higher than the $3.47 per Mcf for the quarter ended September 30, 2007. As a result, pre-tax unit margins for company production were $5.71 per Mcf in the September 30, 2008 quarter, an increase of 68% from $3.40 per Mcf in the September 30, 2007 quarter. The unit costs of $4.02 per Mcf were 3% lower than the unit costs of $4.15 per Mcf incurred in the quarter ended June 30, 2008.

Average unit lifting costs increased in the quarter ended September 30, 2008 as a result of several factors. Water disposal costs increased $0.10 per Mcf, as expected, due to additional volumes of water produced by CNX Gas wells in Mountaineer. Repairs and maintenance costs increased $0.09 per Mcf due to higher material expenses and higher contract labor expenses. Well closing costs increased $0.06 per Mcf in the 2008 period related to adjustments in the 2007 period related to well lives which resulted in a reduction to expense. Well service costs increased by $0.05 per Mcf due to additional work on existing wells in order to slow down expected rates of decline.

Administration costs were affected in the quarter ended September 30, 2008 by the reversal of $4.5 million of long-term incentive compensation that had previously been accrued. The reversal was based on the CNX Gas stock price on September 30, 2008 which was lower than at the end of the June 30, 2008 quarter.

Other non operating costs include interest expense of $0.12 per Mcf in the just-ended quarter, which is higher than the $0.04 per Mcf in the quarter ended September 30, 2007 due to an increased draw on the credit facility.

TABLE 2

PRICE AND COST DATA PER NET MCF - Period-To-Period

	Quarter Ended Sept. 30, 2008	Quarter Ended Sept. 30, 2007	Nine Months Ended Sept. 30, 2008	Nine Months Ended Sept. 30, 2007
Average Sales Price	$9.73	$6.87	$9.25	$7.23
Costs – Production
Lifting	$0.77	$0.41	$0.64	$0.38
Production Taxes	$0.29	$0.19	$0.28	$0.22
DD&A	$0.68	$0.55	$0.67	$0.52

Total Production Costs	$1.74	$1.15	$1.59	$1.12

Costs – Gathering
Operating Costs	$1.05	$0.89	$0.96	$0.90
Transportation	$0.15	$0.18	$0.13	$0.17
DD&A	$0.23	$0.28	$0.26	$0.30

Total Gathering Costs	$1.43	$1.35	$1.35	$1.37

Total Operating Costs	$3.17	$2.50	$2.94	$2.49

Administration	$0.68	$0.89	$0.93	$0.90
Other Non Operating*	$0.17	$0.08	$0.14	$0.14

Total Costs	$4.02	$3.47	$4.01	$3.53

Margin	$5.71	$3.40	$5.24	$3.70

*	Note: Other non operating costs include interest expense, exploration costs, corporate DD&A, and minority interest.

Operations Update

During the third quarter, CNX Gas employees worked another quarter without incurring a lost time incident. This raises the cumulative time worked by employees without a lost time incident to 3.3 million hours, with the last incident in June 1994.

CNX Gas continued to add to its acreage position in the quarter. Gross acres crossed the four million mark, and now stand at 4.1 million. On a net basis, CNX Gas controls 3.6 million acres. The bulk of the acres recently acquired were coalbed methane acres in Northern and Central Appalachia. The company’s shale acreage position did not increase significantly from the June 2008 quarter.

Virginia CBM Operations achieved record production in the quarter. CNX Gas drilled 84 wells in its Virginia CBM Operations in the third quarter, excluding gob wells. For the first nine months 242 wells were drilled. Virginia Operations also continued its aggressive workover program to boost production from its existing wells, resulting in legacy frac production (from wells online prior to January 1, 2007) increasing by 0.5 Bcf in the September 2008 quarter, when compared to the year-earlier quarter. Additional gains came from bringing wells online more quickly after they had been drilled. CNX Gas expects to drill 300 wells in Virginia in 2008.

Mountaineer CBM Operations achieved record production in the quarter. CNX Gas drilled 33 wells during the quarter in this Northern Appalachia play. For the first nine months, 85 wells were drilled. During the quarter, Mountaineer CBM Operations brought online another satellite gas processing facility, in Marshall County, West Virginia. CNX Gas expects to drill 100 horizontal wells in Mountaineer in 2008.

Nittany CBM Operations achieved record production in the quarter. CNX Gas drilled 29 wells in the third quarter in this west-central Pennsylvania play and 75 wells in the first nine months. Results continue to exceed initial expectations. CNX Gas expects to drill 100 wells in Nittany in 2008.

In the Marcellus Shale during the third quarter, CNX Gas drilled its first and second horizontal wells in southwestern Pennsylvania. The first horizontal well cost $6 million and was stimulated with a five-stage slickwater frac. An open flow test was not conducted on this well. It came online October 2, and is producing 1.2 MMcf per day with 4,000 pounds of backpressure. The daily flow rate is expected to increase dramatically over the next few weeks as the backpressure is gradually eased. The nearby coalbed methane gathering system has the capacity to handle up to 2.5 MMcf per day from this horizontal well and is being expanded within the next two weeks to handle additional volumes.

The second horizontal well has been drilled and is currently awaiting fracing. Its cost, before fracing, has been $2.8 million. It will be fraced when the drilling of a third horizontal well is completed. The second and third wells will then be fraced concurrently.

Randy Albert, senior vice president-emerging business units noted, “CNX Gas drilled the lateral portion of its first and second horizontal Marcellus Shale wells without incurring any meaningful issues. I believe that this success is largely the result of the directional drilling experience we have with CBM drilling in Mountaineer.

“Also,” Mr. Albert continued, “the vertical Marcellus Shale well that we turned online in July 2008 is currently producing 450 Mcf per day. We believe that the well has some sand issues, and could return to a daily production rate of 700-800 Mcf after cleaning.”

CNX Gas will keep one horizontal rig and one vertical rig running in the Marcellus Shale for the remainder of the year.

In the Chattanooga Shale, CNX Gas drilled three horizontal wells in the quarter, bringing the yearly total to seven, and the project total to eight. No wells were connected during the September quarter, although the fifth well was connected last week. The first four wells are seeing current daily production rates of 230, 160, 100, and 230 Mcf per day, for a total of 720 Mcf per day. The daily rates for the better wells have been stable.

The latest well was drilled and completed for only $900,000. CNX Gas will be performing micro-seismic work in the fourth quarter in order to better understand the variances in individual well production.

Two conventional wells were also drilled in Tennessee in the September quarter.

CNX Gas has two rigs drilling in the Chattanooga Shale for the remainder of the year in the areas that have shown better initial results.

In the Huron Shale during the third quarter, CNX Gas drilled one additional horizontal well in eastern Kentucky. A total of two Huron wells have been drilled in 2008. The rig performing this drilling has returned to Tennessee to drill Chattanooga Shale wells for the remainder of the year. CNX Gas is building out gathering and compression in this area, with an expected in-service date of March 2009.

In the Illinois Basin, current plans are to emphasize exploring in the shallower conventional formations above the New Albany Shale until results are available from the shale consortium the company joined. CNX Gas is currently recompleting three shale wells to test shallow oil potential in both Kentucky and Indiana. Two offsets will be drilled to a shallow oil well that was drilled in the second quarter. Two new shallow wells will also be drilled. The Benoist and Tar Springs are the targeted zones.

Financial Update

The company ended the quarter with cash-on-hand of $3.1 million, down from the $23.1 million from June 30, 2008. Including acquisitions, capital expenditures were $170.4 million during the third quarter and $406.2 million through the first nine months.

These expenditures were funded mostly from internal operations. However, CNX Gas ended the quarter with $58.2 million drawn on its $200 million credit facility. CNX Gas also has outstanding letters of credit of $14.9 million. The credit facility is supported by a syndicate of twelve banks, with the lead banks being PNC Bank and Citibank. The facility provides to CNX Gas margin-free hedging capacity.

The counterparties to CNX Gas hedges are all members of the banking syndicate.

Guidance

The 2008 production guidance has been increased again, to 74 Bcf, which now represents a 27% growth in production from the 58.2 Bcf achieved in 2007. CNX Gas continues to see better-then-expected results in its development program and its shale exploration program. Production guidance for 2009 has also been raised, to 85 Bcf. CNX Gas maintains its strategic vision of producing 100 Bcf by 2010 and will continue to re-invest in its core business as long as we can earn a meaningful spread over our cost of capital.

The capital expenditure guidance for 2008 has been reduced from $552 million to $515 million.

TABLE 3

GUIDANCE - Three-Year

	2008	2009	2010
Total Yearly Production (Bcf)	74	85	100
Production Growth	27%	15%	18%
Volumes Hedged (Bcf)	43.4	41.9	22.8
Average Hedge Price ($/Mcf)	$9.25	$9.74	$9.61
Capital Expenditures ($MM)	$515	N/A	N/A

CNX Gas will host a conference call today at 10:00 a.m. Eastern Time to discuss the company’s third quarter results. The teleconference can be heard “live” at the investor relations portion of the company web site: www.cnxgas.com.

Contact:

Dan Zajdel

Vice President – Investor Relations

(412) 200-6719

danzajdel@cnxgas.com

www.cnxgas.com

Definition: EBIT is defined as earnings (excluding cumulative effect of accounting change) before deducting net interest expense (interest expense less interest income) and income taxes. EBITDA is defined as earnings (excluding cumulative effect of accounting change) before deducting net interest expense (interest expense less interest income), income taxes, and depreciation, depletion and amortization. Although EBIT and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating CNX Gas because they are widely used to evaluate a company’s operating performance before debt expense and its cash flow. EBIT and EBITDA do not purport to represent cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBIT and EBITDA identically, the presentation here may not be comparable to similarly titled measures of other companies. Reconciliation of EBITDA and EBIT to the income statement is as follows:

CNX Gas

EBIT & EBITDA Reconciliation

(000) Omitted

	Quarter Ended Sept. 30, 2008	Quarter Ended Sept. 30, 2007	Nine Months Ended Sept. 30, 2008	Nine Months Ended Sept. 30, 2007
Net Income	$67,415	$31,296	$181,591	$105,780
Add: Interest Expense	2,412	1,221	5,567	3,686
Less: Interest Income	116	629	358	3,363
Add: Income Taxes	48,160	20,701	119,287	66,387

Earnings Before Interest & Taxes (EBIT)	$117,871	$52,589	$306,087	$172,490
Add: Depreciation, Depletion, & Amortization	17,803	12,248	50,340	36,325

EBITDA	$135,674	$64,837	$356,427	$208,815

CNX Gas

Capital Employed and Return on Capital Employed

(000) Omitted

Capital employed is a measure of net investment. When viewed from the perspective of how the capital is used, it includes CNX Gas’ property, plant, and equipment and other assets less liabilities.

Capital Employed	As of Sept. 30, 2008	As of December 31, 2007
Total assets	$1,854,897	$1,380,703
Less liabilities:
Total current liabilities (other than current portion of indebtedness)	(143,821)	(56,865)
Total long-term liabilities (other than indebtedness)	(302,265)	(227,833)

Total Capital Employed	$1,408,811	$1,096,005

Return on average capital employed (ROCE) is a performance measure ratio. ROCE is defined as net income plus after-tax interest expense, divided by average capital employed. On the next page is a calculation of ROCE for the quarter ended September 30, 2008 and the nine months ended September 30, 2008. In order to annualize the results on a compounded basis, a “1” is added to the quarterly ROCE, before it is raised to the fourth power, while for the nine months’ ROCE, a “1” is added before it is raised to the four-thirds power.

Return on Capital Employed	Quarter Ended September 30, 2008	Nine Months Ended September 30, 2008
Net Income	$67,415	$181,591
Financing costs (after-tax):	—	—
Third-party debt	—	—
All other financing costs	(1,416)	(3,360)

Total financing costs	(1,416)	(3,360)

Earnings excluding financing costs	$68,831	$184,951
Average capital employed	$1,254,203	$1,252,408
Return on average capital employed	5.5%	14.8%
Return on average capital employed-annualized	23.8%	20.1%

Management believes that ROCE is a useful measure because it indicates the return on all capital, which includes equity and debt, employed in the business. Management believes that ROCE is an additional measure of efficiency when considered in conjunction with return on equity, which measures the return on only the shareholders’ equity component of total capital employed.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements in this release, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934). These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; declines in the prices we receive for our gas affecting our operating results and cash flow; uncertainties in estimating our gas reserves; replacing our gas reserves; uncertainties in exploring for and producing gas; our inability to obtain additional financing necessary in order to fund our operations, capital expenditures and to meet our other obligations; disruptions, capacity constraints in or other limitations on the pipeline systems which deliver our gas; competition in the gas industry; the availability of personnel and equipment; increased costs; the effects of government regulation and permitting and other legal requirements; legal uncertainties regarding the ownership of the coalbed methane estate; costs associated with perfecting title for gas rights in some of our properties; our need to use unproven technologies to extract coalbed methane in some properties; our relationships and arrangements with CONSOL Energy; factors affecting CONSOL Energy’s coal mining operations, such as changes in the coal market, the risk inherent in coal mining, and compliance with laws, and other factors discussed under “Risk Factors” in the 10-K for the year ended December 31, 2007. We are including this cautionary statement in this release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf, of us.

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue and Other Income:
Outside Sales	$188,612	$96,222	$494,624	$306,615
Related Party Sales	2,587	2,379	8,035	6,980
Royalty Interest Gas Sales	22,902	10,175	61,921	36,841
Purchased Gas Sales	1,674	821	6,860	3,297
Other Income	1,172	1,134	11,929	6,005

Total Revenue and Other Income	216,947	110,731	583,369	359,738
Costs and Expenses:
Lifting Costs	20,709	8,588	50,176	25,617
Gathering and Compression Costs	23,642	15,283	59,034	46,593
Royalty Interest Gas Costs	21,055	8,543	59,057	31,736
Purchased Gas Costs	1,664	495	6,607	2,987
Other	872	(437)	1,679	1,558
General and Administrative	13,527	12,793	50,701	39,069
Depreciation, Depletion and Amortization	17,803	12,248	50,340	36,325
Interest Expense	2,412	1,221	5,567	3,686

Total Costs and Expenses	101,684	58,734	283,161	187,571

Earnings Before Income Taxes and Minority Interest	115,263	51,997	300,208	172,167
Minority Interest	(312)		(670)

Earnings Before Income Taxes	115,575	51,997	300,878	172,167
Income Taxes	48,160	20,701	119,287	66,387

Net Income	$67,415	$31,296	$181,591	$105,780

Earnings Per Share:
Basic	$0.45	$0.21	$1.20	$0.70

Dilutive	$0.45	$0.21	$1.20	$0.70

Weighted Average Number of Common Shares Outstanding:
Basic	150,939,418	150,895,233	150,956,753	150,877,067

Dilutive	151,292,158	151,149,432	151,366,746	151,103,827

The accompanying notes are an integral part of these consolidated financial statements.

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited)
	September 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and Cash Equivalents	$3,116	$32,048
Accounts and Notes Receivable:
Trade	64,356	38,680
Related Parties	830	1,022
Other Receivables	6,624	1,406
Recoverable Income Taxes		972
Derivatives	77,756	10,711
Other	1,876	3,148

Total Current Assets	154,558	87,987

Property, Plant and Equipment:
Property, Plant and Equipment	1,943,084	1,509,060
Less - Accumulated Depreciation, Depletion and Amortization	301,790	254,154

Total Property, Plant and Equipment - Net	1,641,294	1,254,906

Other Assets:
Investment in Affiliates	25,005	28,284
Derivatives	29,238
Other	4,802	9,526

Total Other Assets	59,045	37,810

TOTAL ASSETS	$1,854,897	$1,380,703

The accompanying notes are an integral part of these consolidated financial statements.

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	(Unaudited)
	September 30, 2008	December 31, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$69,101	$30,263
Accrued Royalties	22,100	12,896
Accrued Severance Taxes	4,755	2,620
Short-Term Notes Payable	58,200
Deferred Income Taxes	28,203	1,269
Accrued Income Taxes	4,219
Current Portion of Long-Term Debt	7,563	5,819
Other Current Liabilities	15,443	9,817

Total Current Liabilities	209,584	62,684

Long-Term Debt:
Long-Term Debt	16,430	5,799
Capital Lease Obligations	58,935	61,150

Total Long-Term Debt	75,365	66,949

Deferred Credits and Other Liabilities:
Derivatives		1,092
Deferred Income Taxes	259,826	188,415
Asset Retirement Obligations	7,207	3,981
Postretirement Benefits Other Than Pensions	2,896	2,700
Other	33,642	30,965

Total Deferred Credits and Other Liabilities	303,571	227,153

Minority Interest	(1,306)	680

Total Liabilities and Minority Interest	587,214	357,466

Stockholders’ Equity:
Common Stock, $.01 par value; 200,000,000 Shares Authorized, 150,971,636 Issued and Outstanding at September 30, 2008 and 150,915,198 Issued and Outstanding at December 31, 2007	1,510	1,509
Capital in Excess of Par Value	788,782	785,575
Retained Earnings	411,473	229,962
Other Comprehensive Loss	65,918	6,191

Total Stockholders’ Equity	1,267,683	1,023,237

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,854,897	$1,380,703

The accompanying notes are an integral part of these consolidated financial statements.

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(Dollars in thousands)

	Common Stock	Capital in Excess of Par Value	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance - December 31, 2007	$1,509	$785,575	$229,962	$6,191	$1,023,237

(Unaudited)
Net Income			181,591		181,591
Gas Cash Flow Hedge (Net of ($36,962) tax)				59,809	59,809
Issuance of Common Stock	1				1
Amortization of Prior Service Costs and and Actuarial Losses(Net of $38 Tax)				(62)	(62)

Comprehensive Income (Loss)	1		181,591	59,747	241,339
Cumulative Effect of FAS 158 Measurement Adoption (Net of $64 tax)			(80)	(20)	(100)
Stock Options Exercised		488			488
Tax Benefit from Stock Based Compensation		184			184
Amortization of Stock Based Compensation Awards		2,535			2,535

Balance - September 30, 2008	$1,510	$788,782	$411,473	$65,918	$1,267,683

The accompanying notes are an integral part of these consolidated financial statements.

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2008	2007
Operating Activities:
Net Income	$181,591	$105,780
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	50,340	36,325
Stock-based Compensation	2,536	2,417
Change in Minority Interest	(1,670)
Deferred Income Taxes	59,908	52,121
Equity in Earnings of Affiliates	(352)	(1,330)
Changes in Operating Assets:
Accounts Receivable	(27,925)	15,758
Related Party Receivable	192	2,745
Other Current Assets	537	1,353
Changes in Other Assets	4,243	2,131
Changes in Operating Liabilities:
Accounts Payable	12,823	(7,190)
Related Party Liability		152
Income Taxes	6,006	(771)
Other Current Liabilities	16,877	(332)
Changes in Other Liabilities	1,580	3,170
Other	233	(1,254)

Net Cash Provided by Operating Activities	306,919	211,075
Investing Activities:
Capital Expenditures	(370,180)	(203,967)
Acquisition of Knox Energy	(36,000)
Acquisition of Mineral Rights		(61,149)
Investment in Equity Affiliates	1,081	(2,259)
Proceeds From Sales of Assets	450	187

Net Cash Used in Investing Activities	(404,649)	(267,188)
Financing Activities:
Capital Lease Payments	(2,058)	(1,912)
Proceeds from Variable Interest Equity Debt	11,984	9,000
Proceeds from Short-Term Borrowings	58,200
Exercise of Stock Options	488	220
Tax Benefit from Stock Based Compensation	184	35

Net Cash Provided by Financing Activities	68,798	7,343
Net Decrease in Cash and Cash Equivalents	(28,932)	(48,770)
Cash and Cash Equivalents at Beginning of Period	32,048	107,173

Cash and Cash Equivalents at End of Period	$3,116	$58,403

The accompanying notes are an integral part of these consolidated financial statements.